UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2024, Roadzen Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Supurna VedBrat and Krishnan-Shah Family Partners, LP (together, the “Purchasers”). Ms. VedBrat is a director of the Company. Ajay Shah, another director of the Company, and his wife, are trustees of the general partner of the Krishnan-Shah Family Partners, LP. Pursuant to the terms of the SPA, the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, an aggregate of up to $2 million in principal amount of senior secured notes (the “Notes”), for a purchase price equal to the principal amount of the Notes. Each of the Purchasers purchased $500,000 in principal amount of Notes on the date of the SPA, and each may become obligated to purchase an additional $500,000 in principal amount of Notes on the earlier of April 30, 2024 or completion of the Agreed Upon Reporting Requirements (as defined in the SPA) to the satisfaction of the Purchasers, subject to the satisfaction (or waiver) of certain specified conditions.

Pursuant to the terms of the SPA, the Company may issue and sell up to an additional $2 million in aggregate principal amount of Notes to one or more other purchasers (who would become “Purchasers” under the SPA). The SPA contains certain representations and warranties customary for similar transactions. In addition, the SPA contains covenants by the Company, including requirements to cause each of its subsidiaries (other than certain excluded subsidiaries) to guaranty the Company’s obligations under the Notes, to comply with the Agreed Upon Reporting Requirements, and to take certain actions required to grant the Purchasers perfected security interests in the assets of the Company and its subsidiaries (subject to the existing liens of Mizuho Securities USA LLC (“Mizuho”)). Pursuant to the terms of the SPA, the Company and the Purchasers will enter into a security and pledge agreement in form and substance reasonably acceptable to each Purchaser and approved by Mizuho, as well as other security documents and agreements (collectively, the “Buyer Security Documents”).

The Notes bear interest at a rate of 17.5% per annum and mature on the six-month anniversary of funding of the applicable Notes (the “Initial Rate Adjustment Date”). Interest is payable in cash or in kind, at the option of the Company, on each three-month anniversary of funding through the Initial Rate Adjustment Date (after which date all interest is payable in cash unless the parties agree to payment in kind). The Company’s failure to repay all principal and accrued interest by the Initial Rate Adjustment Date would not constitute an event of default under the applicable Note, however, the interest rate payable under such Notes would increase on such date to 19.5% per annum going forward, and thereafter would increase by an additional 200 basis points on each monthly anniversary of the Initial Rate Adjustment Date until each of the Notes is paid in full, subject to a maximum interest rate of 29.5% per annum. Following the Initial Rate Adjustment Date, all unpaid principal and accrued interest would be payable within five business days of the holder’s written demand. If any interest under the Notes is paid in kind, such payment would be made through the issuance of that number of the Company’s ordinary shares, $0.0001 par value per share (“Ordinary Shares”), calculated by dividing the amount payable by the lowest of (i) $8.00, (ii) the volume-weighted average price (“VWAP”) of the Ordinary Shares over the 60 trading days ending three trading days prior to the interest payment date, (iii) the opening price per share of the Ordinary Shares in any public offering of Ordinary Shares after the issuance of the Notes, and (iv) the price per Ordinary Share after market close on the first day of trading following any such public offering of Ordinary Shares.

The indebtedness evidenced by the Notes is intended to rank senior to all outstanding and future indebtedness of the Company, other than the Company’s outstanding indebtedness to Mizuho, and is to be secured pursuant to the Buyer Security Documents. The Notes contain covenants of the Company that, among other things, prohibit the Company from incurring additional indebtedness or liens, subject to certain exceptions, for so long as the Notes are outstanding. The Notes contain customary events of default, including certain defaults in payment or performance and certain events of bankruptcy.

Also pursuant to the terms of the SPA, the Company agreed to issue to each Purchaser warrants (the “Warrants”) to purchase, for each $10,000 in original principal amount of Notes purchased, 1,000 Ordinary Shares. Each Warrant will be exercisable at any time during the period commencing on March 28, 2025 (the “Vesting Date”) through March 28, 2031 (or until the dissolution, liquidation or winding up of the Company, if earlier). The exercise price of the Warrants is equal to 80% of the lower of (i) the VWAP of the Company’s Ordinary Shares (RZDN), as reported on the relevant market or exchange, over the 60 trading days subsequent to the first loan funding, (ii) the opening price of any public offering of straight equity securities of the Company occurring within six months after the issue date of the Warrants and (iii) the VWAP of the Ordinary Shares over the 60 trading days immediately prior to the Vesting Date. The Warrants have customary anti-dilution protections in the event the Company declares dividends or distributions on the Ordinary Shares or subdivides, combines or reclassifies its outstanding Ordinary Shares. Pursuant to the terms of the Warrants the Company has agreed that it will, within 30 days of the date of the SPA, enter into a registration rights agreement with respect to the Ordinary Shares issuable upon conversion of the Warrants.

The foregoing descriptions of the SPA and the Notes do not purport to be complete and are qualified in their entireties by reference to the full text of the SPA and the form of Notes, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrants, a copy of which will be filed with an amendment to this Current Report on Form 8-K when the Warrants are issued.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Notes, the Warrants and the Ordinary Shares issuable pursuant thereto have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Senior Secured Notes (see Exhibit A attached to Exhibit 10.1)
10.1	Securities Purchase Agreement, dated as of March 28, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	April 3, 2024	By:	/s/ Jean-Noel Gallardo
Name: Jean-Noel Gallardo Title: Chief Financial Officer